UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2007

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan (Address of principal executive offices)	48033 (Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Lear Corporation (“Lear” or the “Company”) is filing this Form 8-K/A to (i) amend Lear’s Current Report on Form 8-K initially filed on June 27, 2005, as amended on August 30, 2005, January 25, 2006 and October 26, 2006, in order to update certain disclosures with respect to Lear’s restructuring strategy (the “Restructuring”) and (ii) furnish the slides from the presentation to be made by certain officers of Lear Corporation at the 2007 Auto Analysts of New York Detroit Auto Show Conference on January 11, 2007.

FORWARD-LOOKING STATEMENTS

The Current Report on Form 8-K/A contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, fluctuations in the production of vehicles for which the Company is a supplier, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs and timing of facility closures, business realignment or similar actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, raw material costs and availability, the Company’s ability to mitigate the significant impact of increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the finalization of the Company’s restructuring strategy and other risks described from time to time in the Company’s Securities and Exchange Commission filings. In particular, the Company’s financial outlook for 2007 is based on several factors, including the Company’s current vehicle production and raw material pricing assumptions. The Company’s actual financial results could differ materially as a result of significant changes in these factors. In addition, the Company’s agreement to contribute its North American interior business to IAC North America is subject to various conditions, including the receipt of required third-party consents, as well as other closing conditions customary for transactions of this type. No assurances can be given that the proposed transaction will be consummated on the terms contemplated or at all.

The forward-looking statements in this Current Report on Form 8-K/A are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

As part of its previously announced Restructuring, Lear incurred costs of approximately $200 million through the fourth quarter of 2006 and expects to incur additional costs of approximately $100 million in 2007, bringing total expected restructuring costs to approximately $300 million. The Restructuring strategy was designed to realign the Company’s manufacturing capacity in light of changing market conditions and to allow the Company to capitalize on structural cost reduction opportunities. The additional restructuring costs will include employee severance and asset impairment charges, as well as other incremental costs resulting from the Company’s restructuring activities. The severance and other incremental costs represent cash charges, while the asset impairment charges represent non-cash charges.

Lear continues to estimate that approximately 80% of the restructuring costs will result in cash expenditures. Please refer to Exhibit 99.1 for further information regarding the Company’s Restructuring strategy.

Item 2.06 Material Impairments.

The information set forth under Item 2.05 relating to impairment charges is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On January 11, 2007, certain officers of Lear Corporation will make a presentation at the 2007 Auto Analysts of New York Detroit Auto Show Conference. The visual slides from the presentation are attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Visual slides from the presentation to be made by certain officers of Lear Corporation at the 2007 Auto Analysts of New York Detroit Auto Show Conference on January 11, 2007, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: January 11, 2007	By:	/s/ James H. Vandenberghe

	Name:	James H. Vandenberghe
	Title:	Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Visual slides from the presentation to be made by certain officers of Lear Corporation at the 2007 Auto Analysts of New York Detroit Auto Show Conference on January 11, 2007, furnished herewith.